THE LIMITED PARTNERSHIP INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND MAY BE OFFERED OR SOLD ONLY (1) UPON REGISTRATION OF THE LIMITED PARTNERSHIP INTERESTS UNDER THE ACT AND THE STATE ACTS OR PURSUANT TO AN EXEMPTION THEREFROM, AND (2) AFTER COMPLIANCE WITH ALL RESTRICTIONS ON TRANSFER OF SUCH LIMITED PARTNERSHIP INTERESTS IMPOSED BY THIS AGREEMENT.

                                      * * *




                PLAN OF ASSET TRANSFER AND CONTRIBUTION AGREEMENT



                           THIS PLAN OF ASSET TRANSFER AND CONTRIBUTION
AGREEMENT (this "Agreement") is made and entered into as of September 25, 1997, by and between ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("Transferee"), and SENIOR LIFECHOICE CORP., a Pennsylvania corporation ("Contributor").

                  WHEREAS, Contributor is the sole general partner in Senior LifeChoice of Paoli, L.P., a Pennsylvania limited partnership (the "Paoli Partnership"), and owns an 88% interest in the Partnership (the "Paoli Interest");

                  WHEREAS, Contributor also is the sole general partner in Senior LifeChoice of Kimberton, L.P., a Pennsylvania limited partnership (the "Kimberton Partnership") and owns a 90% general partnership interest in the Kimberton Partnership (the "Kimberton General Partnership Interest"; the Paoli Partnership and the Kimberton Partnership collectively shall be known as the "Partnerships");

                  WHEREAS, Contributor also is a limited partner in the Kimberton Partnership and owns a 5% limited partnership interest in the Kimberton Partnership (the "Kimberton Limited Partnership Interest") (the Kimberton Limited Partnership Interest and the Kimberton General Partnership collectively shall be known as the "Kimberton Interests"; the Kimberton Interests and the Paoli Interest collectively shall be known as the "Interests");

                  WHEREAS, Contributor desires to contribute the Interests to Transferee on the terms and conditions set forth;

                  WHEREAS, the Paoli Partnership owns and operates an assisted living facility known as Highgate at Paoli Pointe (the "Highgate Facility"), which Highgate Facility consists of the real property described in Exhibit A hereto (the "Highgate Real Property"), the improvements thereon and all other real and personal property associated therewith (collectively, the "Highgate Property"), all of which other real and personal property is described in Exhibit A-1 hereto;

                  WHEREAS, the Kimberton Partnership owns and operates an assisted living facility known as The Woodbridge (the "Woodbridge Facility"), which Woodbridge Facility consists of the real property described in Exhibit B hereto (the "Woodbridge Real Property"), the improvements thereon and all other real and personal property associated therewith (collectively, the "Woodbridge Property"), all of which other real and personal property is described in Exhibit B-1 hereto (the Woodbridge Property and the Highgate Property collectively shall be known as the "Property"; the Woodbridge Facility and Highgate Facility collectively shall be known as the "Facilities");

                  WHEREAS, Gregory M. Stevens, Michael R. Walker, Richard R. Howard, Michael P. Morgan, Kent P. Dauten, George V. Hager, David C. Barr, Lewis
J. Hoch, Edmund Wideman, III and Joe and Joann Thomson (collectively the "Stockholders") are the sole stockholders of Contributor and hold the number and percentage of shares of stock in Contributor as is set forth on Schedule 1.1 hereto;

                  WHEREAS, Transferee intends to acquire all of the partnership interests in the Partnerships and thereafter cause the Paoli Partnership to lease the Highgate Facility to Genesis Health Ventures, Inc. ("Genesis") and cause the Kimberton Partnership to lease the Woodbridge Facility to Senior LifeChoice, LLC ("Senior LifeChoice II"), a limited liability company comprised of certain of the Stockholders (including Gregory M. Stevens, the president of Contributor); and

                  WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings set forth in Article XIII hereof.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, Transferee and Contributor hereby agree as follows:


                                    ARTICLE I
                                THE CONTRIBUTION

                  1.1 Contribution and Acquisition of Contributed Property. Subject to the terms and conditions set forth herein, Contributor agrees to contribute to Transferee and Transferee agrees to acquire and accept from Contributor, the Interests and all of Contributor's right, title and interest in and to the Interests (including rights to distributions under each Partnership's agreement of limited partnership that have accrued as of the Closing Date), in exchange for units of limited partnership interest in Transferee (the "Units"), as set forth in Article II hereof, in a transaction intended to qualify for nonrecognition of gain to Contributor pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Contribution").

                  1.2. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur simultaneously with the closing of the initial public offering (the "IPO") of shares of beneficial interest in ElderTrust, a Maryland real estate investment trust (the "REIT"); provided, that if the IPO has not occurred on or before March 31, 1998, this Agreement shall terminate and none of the parties hereto shall have any further liability to any other party hereto. The Closing shall occur simultaneously with the delivery of the following documents:

                  (a) the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, executed by Transferee and Contributor;

                  (b) the Second Amended and Restated Agreement of Limited Partnership of Transferee, substantially in the form attached hereto as Exhibit D (the "Operating Partnership Agreement");

                  (c) the documents specified in Section 8.1 and Section 8.2 hereof; and

                  (d) such other documents as the parties may mutually agree.


                                   ARTICLE II
                          EXCHANGE AMOUNT; LIABILITIES


                  2.1. Consideration. The total consideration to be paid by Transferee for the Interests shall consist of the Units calculated in accordance with Section 2.1(a) below and the cash consideration described in Section 2.1(b) below.

                  (a) Units Delivered at Closing. In exchange for the contribution of the Interests and upon execution and delivery of the Operating Partnership Agreement by Contributor, Contributor shall receive, at the Closing, an aggregate number of Units equal to (i) $3,317,000 divided by (ii) the midpoint of the price range for shares of beneficial interest in the REIT as set forth in the REIT's preliminary prospectus ("Final Preliminary Prospectus") related to the IPO rounded up to the nearest whole unit. The rights of holders of the Units as of the Closing will be as set forth in the Operating Partnership Agreement.

                  (b) Cash Consideration. In addition to the Units, at Closing, Transferee shall pay to Contributor the sum of One Million Two Hundred Sixty-Six Thousand Dollars ($1,266,000) (the "Cash Consideration"). The Cash Consideration shall be paid by certified check or wire transfer of immediately available funds at Closing.

                  2.2 Issuance of Units. At the Closing, Transferee shall issue the Units (as determined pursuant to Section 2.1(a) above) to Contributor.

                  2.3 Assumption of Liabilities. It is the intention of Contributor and Transferee that, at Closing, the Partnerships shall have no liabilities other than (i) the Bond Debt,

(ii) obligations under Contracts (as defined in Section 4.12 below) and Leases (as defined in Section 4.11 below) and (iii) obligations associated with Permitted Liens. At or prior to the Closing, Contributor shall or shall cause the Partnerships to satisfy and discharge all other obligations relating to the Property, including, without limitation, accounts payable, accrued wages and payroll taxes and all other liabilities associated with the Property.

                  2.4 Distribution of Assets.

                  (a) The parties hereby agree that immediately prior to the Closing, the Contributor may cause the Paoli Partnership to distribute to the Contributor and the Paoli Limited Partners (as defined in Section 7.10(a) below), in accordance with the terms of the Limited Partnership Agreement of the Paoli Partnership, an aggregate amount of cash equal to (x) the sum of the Paoli Partnership's petty cash, operating cash accounts, prepayments, interest receivables and accounts receivable and other receivables plus (y) the amount by which any amounts in the Paoli Debt Service Reserve Fund and the Paoli Operating Reserve Fund (each as defined in Section 4.8 below) exceed $1,115,000 plus (z) all other amounts held in any other funds established in connection with the Bond Debt (as hereinafter defined) relating to the Highgate Facility, all such amounts referred to in clauses (x), (y) and (z) determined as of the Closing Date (hereinafter defined).

                  (b) The parties hereby agree that immediately prior to the Closing, the Contributor may cause the Kimberton Partnership to distribute to the Contributor and the Kimberton Limited Partners (as defined in Section 7.10(b) below), in accordance with the terms of the Limited Partnership Agreement of the Kimberton Partnership, an aggregate amount of cash equal to (x) the sum of the Kimberton Partnership's petty cash, operating cash accounts, prepayments, interest receivables and accounts receivable and other receivables plus (y) the amount by which any amounts in the Kimberton Debt Service Reserve Fund and the Kimberton Operating Reserve Fund (each as defined in Section 4.8 below) exceed $1,052,000 plus (z) all other amounts held in any other funds established in connection with the Bond Debt relating to the Woodbridge Facility, all such amounts referred to in clauses (x), (y) and (z) determined as of the Closing Date (hereinafter defined).


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

                  Transferee hereby represents and warrants to Contributor as follows:

                  3.1 Organization, Power and Authority, and Qualification. Transferee is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Transferee has the requisite power and authority to carry on its respective business as it is now being conducted. Transferee is qualified to do business and is in good standing in each jurisdiction where the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of Transferee.

                  3.2 Authority Relative to this Agreement. All action of Transferee necessary to authorize the execution, delivery and performance of this Agreement by Transferee has been taken, and no other proceedings on the part of Transferee are necessary to authorize the execution and delivery of this Agreement by Transferee and the consummation by Transferee of the Contribution.

                  Neither the execution and delivery of this Agreement by Transferee nor the consummation by Transferee of the Contribution nor compliance by Transferee with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the partnership agreement of Transferee, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Transferee is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Transferee or any of the properties or assets of Transferee.

                  3.3 Binding Obligation. This Agreement has been duly and validly executed and delivered by Transferee to Contributor and constitutes a valid and binding agreement of Transferee, enforceable against Transferee in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of limited partnerships and to general principles of equity.

                  3.4 Brokers. Transferee has not employed any broker or finder, or incurred any liability therefor, in connection with the Contribution contemplated by this Agreement.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

                  Contributor hereby represents and warrants to Transferee as follows:

                  4.1 Organization and Qualification. Each Partnership is a limited partnership organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Contributor is the sole general partner of each Partnership and is a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of the Partnerships and Contributor has the requisite power and authority to carry on its business as it is now being conducted. Contributor has made available to Transferee complete and correct copies of the organizational documents of each Partnership and of Contributor, with all amendments as in effect on the date of this Agreement. Each of the Partnerships and Contributor is qualified to do business and is in good standing in each jurisdiction where the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of such Partnership, Contributor or on the Contribution.

                  4.2 Authority Relative to this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Contributor has been taken, and no other proceedings are necessary to authorize the execution and delivery by Contributor of this Agreement and the consummation by Contributor of the Contribution.

                  Neither the execution and delivery of this Agreement by Contributor, nor the consummation by Contributor of the Contribution nor compliance by Contributor with any of the provisions hereof as of the date of the Closing will (i) conflict with or result in any breach of any provisions of the partnership agreement of Partnership or the articles of incorporation or bylaws of Contributor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, agreement, easement, restriction or other instrument or obligation to which Contributor or either Partnership is a party or by which Contributor or either Partnership or the Property may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Contributor, either Partnership or the Property, except in the case of (ii) or
(iii) for violations, breaches, or defaults (A) which would not in the aggregate have a material adverse effect on the business or financial condition of Contributor, the Partnerships, the Contribution or the Property or (B) for which waivers or consents have been obtained or, as listed on Schedule 4.2, will be obtained prior to the date of the Closing.

                  4.3 Binding Obligation. This Agreement has been duly and validly executed and delivered by Contributor to Transferee and constitutes a valid and binding agreement of Contributor, enforceable against Contributor in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of corporations and to general principles of equity.

                  4.4 Brokers. Contributor has not employed any broker or finder, or incurred any liability therefor, in connection with the Contribution contemplated by this Agreement.

                  4.5 Options to Acquire. Contributor has not granted to any person any option, warrant or other right to acquire the Interests, and to Contributor's knowledge, no other person or entity has granted to any person (other than Transferee) any option, warrant or other right to acquire any interest in either Partnership.

                  4.6 Assets. The Paoli Partnership owns no assets other than the Highgate Property and the Highgate Excluded Property (as defined on Exhibit A-1 hereto). The Kimberton Partnership owns no assets other than the Woodbridge Property and the Woodbridge Excluded Property (as defined on Exhibit B-1 hereto).

                  4.7 Title to Property. Contributor has good and marketable title to the Interests, free and clear of any Liens (as hereinafter defined). To Contributor's knowledge, the Paoli Partnership has fee simple title to the Highgate Real Property and good and valid title to all the Highgate Personal Property (as defined on Exhibit A-1). To Contributor's knowledge, the Kimberton Partnership has fee simple title to the Woodbridge Real Property and good and valid title to all the Woodbridge Personal Property (as defined on Exhibit B-1). To Contributor's knowledge, the Property is not subject to any imperfections in title, easements, liens, mortgages, encumbrances, pledges, claims, charges, options, defects, preferential purchase rights or other encumbrances (collectively referred to herein as "Liens") except for the following ("Permitted Liens"):

                  (i) Liens for real property taxes and assessments or for fire dues, library dues or similar assessments not yet delinquent;

                  (ii) Liens that are not material in character, amount, or extent and do not materially detract from the value, or interfere with the use of, the applicable Partnership's assets subject thereto or affected thereby or otherwise materially impair the business operations being conducted or proposed to be conducted thereon;

                  (iii)    the Bond Debt (as hereinafter defined); and

                  (iv)     Liens shown on Schedule 4.7 hereto.

                  4.8 Debt. The Property is subject to mortgage indebtedness described on Schedule 4.8 hereto (the "Bond Debt"). Schedule 4.8 correctly sets forth the interest rate, maturity date and outstanding amount of the Bond Debt as of the date hereof. Except for the Bond Debt, neither Partnership has material indebtedness other than indebtedness incurred by it in its ordinary course of business. There exists no default, or event which with the passage of time or notice or both would constitute a default with respect to the Bond Debt or any other debt of the Partnership that has not been cured or that would have a material adverse effect on the business or financial condition of either Partnership, the Contribution or the Property. In connection with the Bond Debt encumbering the Highgate Property, the Trustee thereunder is holding not less than the sum of $912,000 as a debt service reserve (the "Highgate Debt Service Reserve Fund") and not less than the sum of $203,000 as an operating reserve (the "Highgate Operating Reserve Fund"). In connection with the Bond Debt encumbering the Woodbridge Property, the Trustee thereunder is holding not less than the sum of $960,000 as a debt service reserve (the "Woodbridge Debt Service Reserve Fund") and not less than the sum of $92,000 as an operating reserve (the "Woodbridge Operating Reserve Fund").

                  4.9 Financial Statements. The financial statements of the Partnerships attached as Schedule 4.9 hereto (the "Financial Statements") have been prepared from the books and records of the Partnerships in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The balance sheets in the Financial Statements fairly present the financial condition of the Partnerships as of the dates shown, and the income statements in the Financial Statements fairly present the results of operations for the periods indicated.

                  4.10 Financial Condition. Since June 30, 1997, there has been no material adverse change in the business or financial condition of either Partnership.

                  4.11 Leases. Except as set forth on Schedule 4.11 hereto, there are no leases, tenancies or other rights of occupancy in effect on the date hereof with respect to the Property. Each of the leases referenced in
Schedule 4.11 (the "Leases") has been delivered to or made available to Transferee and is presently unamended (or with respect to each such lease that has been amended, all amendments thereto have been delivered or made available to Transferee) and in full force and effect without material default.

                  4.12 Contracts. Except for a management agreement for each Facility and service contracts entered into in the ordinary course of business of the operation of the Facilities, neither Partnership is a party to and neither Partnership nor Contributor is bound by any contracts or other understandings, written or oral, except for contracts or understandings that are not material to the business and operations of the Property (collectively, the "Contracts"). Each of the Contracts is valid and binding on Contributor or the applicable Partnership, as applicable, and is in full force and effect in all material respects. Neither Contributor nor the applicable Partnership nor, to Contributor's knowledge, any other party thereto has breached or defaulted under the terms of any Contract, except for such breaches or defaults that would not have a material adverse effect on the business or operations of either Partnership or the Property.

                  4.13 Permits. To the knowledge of Contributor, each Partnership has all such franchises, certificates, licenses, permits and other authorizations from government political subdivisions, regulatory authorities or any other person or entity (collectively "Permits") as are necessary for the ownership, use, operation and licensing of the Property as it is currently being used, except where the failure to possess such Permits would not have a material adverse effect on the business or financial condition of either Partnership or the Property, and to Contributor's knowledge, neither Partnership is in violation of any Permit in any material respect. No notice to, declaration, filing or registration with, or Permit or consent from any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Contributor or either Partnership in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, and no Permits will in any way be affected by, or terminate or lapse by reason of, the Contribution or any of the other agreements contemplated hereunder or executed herewith.

                  4.14. Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to Contributor's knowledge, threatened against Contributor or either Partnership, or any properties or rights of Contributor or either Partnership, that would have a material adverse effect on the business or financial condition of Contributor or either Partnership, the Contribution or the Property before any court or administrative, governmental or regulatory authority or body, domestic or foreign. None of Contributor, either Partnership, the Interests or the Property is subject to any order, judgment, injunction or decree of any court, tribunal or other governmental authority (other than generally applicable laws, rules and regulations) that would have a material adverse effect on the business or financial condition of either Partnership, the Contribution or the Property.

                  4.15 Compliance with Laws. To Contributor's knowledge, neither Partnership has received any written or other actual notice of any violation of any applicable zoning regulation or ordinance, or of any employment, environmental, or other regulatory law, order, regulation or requirement, including applicable subdivision laws, relating to the Property or the business or operations thereon, which remains uncured, and, to Contributor's knowledge, there are no such violations which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of either Partnership or the Property.

                  4.16 Taxes. Except for such matters as in the aggregate shall not result in a material adverse effect on the business or financial condition of either Partnership, (i) all tax or information returns required to be filed on or before the date hereof by or on behalf of each Partnership have been filed through the date hereof or will be filed on or before the date of the Closing in accordance with all applicable laws, (ii) there is no action, suit or proceeding pending against, or with respect to, either Partnership or the Property in respect of any tax nor is any claim for additional tax asserted by any such authority, and (iii) all taxes (including related penalties, interest and additional amounts) imposed upon either Partnership and required to be reported on a return required to be filed (without regard to any applicable extensions) on or before the date hereof have been paid or will be paid prior to the delinquency thereof.

                  4.17 Insurance. To the knowledge of Contributor, each of the insurance policies with respect to the Property is in full force and effect and all premiums due and payable thereunder have been fully paid when due. To the knowledge of Contributor, neither Partnership has received from any insurance company notice of any material defects or deficiencies affecting the insurability of the Property or notices of cancellation or intent to cancel any such insurance.

                  4.18 Employees. None of the employees of either Partnership is subject to, and neither Partnership has entered into or is otherwise a party to, any collective bargaining agreement. Neither Partnership maintains or sponsors any Plan nor is obligated to make any contributions to any Plan (as defined below).

                  4.19 Utilities. Usable public sanitary and storm sewers, public water, and gas and electrical utilities (collectively, the "Public Utilities"), of adequate capacity for the operation of the Property, are installed in, and are duly connected to, the Property and can be used without any charge except the normal and usual metered charges imposed for such Public Utilities. Neither Partnership has been notified of any increase or proposed increase in the charges imposed for such Public Utilities. No amounts due and owing with respect to the Property in connection with utilities, insurance, assessments or other charges customarily prorated in real estate transactions have been outstanding more than 30 days.

                  4.20 Environmental. Except as may be revealed in the Phase I Environmental Report prepared for the Highgate Property by Roy F. Weston, Inc., dated June, 1997, and the Phase I Environmental Report prepared for the Woodbridge Property by Roy F. Weston, Inc., dated June, 1997, (i) no Hazardous Substances are present at, on or under, and there has been no Release of Hazardous Substances from, the Property that require investigation, notification, remediation or response under applicable law, (ii) no liability under or violation of any Environmental Laws or condition that could give rise to such liability or violation exists with respect to the Property, except for liabilities that would not have a material adverse effect on the business or financial condition of either Partnership or the Property,
(iii) the Property contains no underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Materials, and no portion of the Property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands; (iv) Contributor has furnished to Transferee accurate and complete information pertaining to the environmental history of the Property and the operations of the applicable Partnership thereon, (v) neither PCBs nor asbestos-containing materials are present on or in the Property, and (vi) no Lien in favor of any person relating to or in connection with any Claim under any Environmental Law has been filed or attached to the Property. Neither Partnership has received any notice from any governmental agency or instrumentality having jurisdiction thereof or from any other person of any actual or alleged violation of or liability under any Environmental Laws.

                  4.21 Condition of Property. Except as set forth in the structural report prepared for the Property by Burkavage Design, dated June 15, 1997, and in the structural report prepared for the Woodbridge Property by Burkavage Design, dated June 15, 1997, and from which, to Contributor's knowledge, there has been no material change, there is no material defect in the condition of the Property, the improvements thereon, the structural elements thereof and the mechanical systems therein, nor any material damage from casualty or other cause, nor any soil condition of the Property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, except for any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of the Property as part of its scheduled annual maintenance and improvement program.

                  4.22 Pending Assessments and Eminent Domain. Contributor has no knowledge and neither Contributor nor either Partnership has received notice of any pending proceeding for the imposition of any special assessment, or the formation of a special assessment district, or for a condemnation proceeding which would affect in any manner any portion of the Property.

                  4.23 Securities Matters.

                  (a) Contributor acknowledges that Transferee intends the offer and issuance of the Units to be exempt from registration under the Securities Act and applicable state securities laws by virtue of (i) the status of Contributor and the Stockholders as accredited investors and (ii) Regulation D promulgated under Section 4(2) of the Securities Act ("Regulation D"). Transferee will rely in part upon the representations and warranties made by Contributor and the Stockholders in making a determination that the offer and issuance of the

Units qualify for exemption under Rule 506 of Regulation D as an offer and sale only to accredited investors.

                  (b) Contributor is an Accredited Investor.

                  (c) Contributor will acquire the Units solely for its own account, and not with a view to or for sale in connection with any "distribution" thereof within the meaning of the Securities Act except to the Stockholders.

                  (d) Contributor has sufficient knowledge and experience in financial, tax and business matters to enable it to evaluate the merits and risks of investment in the Units. Contributor has the ability to bear the economic risk of acquiring the Units. Contributor acknowledges that (i) the transactions contemplated by this Agreement involve complex tax consequences for Contributor, and Contributor is relying solely on the advice of his, her or its own tax advisors in evaluating such consequences, (ii) Transferee has not made (or shall be deemed to have made) any representations or warranties as to the tax consequences of such transaction to Contributor, and (iii) any references in this Agreement to the intended tax effect of the Contribution and the other matters described herein shall not be deemed to imply any representation by Transferee as to a particular tax effect that may be obtained by Contributor. Contributor remains solely responsible for all tax matters relating to Contributor.

                  (e) Contributor has received and reviewed materials containing certain information regarding Transferee, the REIT and the IPO prior to executing this Agreement. Contributor has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the Units and any other information Contributor has requested. Contributor has had an opportunity to ask questions of and receive information and answers from Transferee concerning Transferee, the REIT and the Units and to assess and evaluate any information supplied to Contributor by Transferee.

                  (f) Contributor acknowledges that the Units are not registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom. Except for transfers to the Stockholders, Contributor agrees that he, she or it will not transfer all or any portion of the Units for at least one (1) year after the date of the Closing, and thereafter only if such transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws.

                  4.24 Compliance with Law; Approvals.

                  (a) The operations of each Partnership have been and, to the date of Closing, will continue to be conducted in compliance with all applicable Laws and regulations, including, without limitation, all laws, regulations, orders and requirements promulgated by any Governmental Authority or relating to consumer protection, equal opportunity, health, health care industry regulation, third-party reimbursement (including Medicare, Medicaid, and workers compensation), environmental protection, fire, zoning and building and occupational safety matters, except for noncompliance that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a material adverse effect on the business or operations of the Property or either Partnership.

                  (b) Neither of the Partnerships nor Contributor has received notice of any violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of any violation) of any applicable Law, or is in material default with respect to any applicable Law and, to the best knowledge of Contributor, no investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of violation of any applicable Law is threatened or contemplated.

                  (c) There are no physician shareholders of Contributor.

                  4.25 Fraud and Abuse Matters

                  Neither Partnership nor the officers, directors, employees or agents of either Partnership or the General Partner, have engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under ss.ss. 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal Civilian Health and Medical Plan of the Uniformed Services statute ("CHAMPUS"), or the regulations promulgated pursuant to such statutes or regulation, or related state or local statutes or which are prohibited by any private accrediting organization from which either Partnership seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities:

                  (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                  (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  (c) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or other State Health Care Program as defined in Section 1128(h) of the federal Social Security Act (together with all regulations promulgated pursuant thereto, the "SSA") or any Federal Health Care Program (as defined in Section 1128B(f) of the SSA) that is
(i) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, or (ii) for an item or service and the person presenting knows or should know that the claim is false or fraudulent;

                  (d) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or other State Health Care Program or any Federal Health Care Program, or (iii) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in part by

CHAMPUS, Medicare or Medicaid or other State Health Care Program or any Federal Health Care program; or

                  (e) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or other State Health Care Program or Federal Health Care Program certification, or (ii) information required to be provided under SSA ss. 1124A.

                  4.26 Medicare/Medicaid Participation

                  Neither Partnership nor any officer, director, agent (as defined in 42 C.F.R. Section 1001.1001(a)(2)), or managing employee (as defined in SSA Section 1126(b)) of either Partnership or the General Partner (1) has had a civil monetary penalty assessed against it under SSA Section 1128A; (2) has been excluded from participation under the Medicare program or a State Health Care Program; (3) has been convicted (as that term is defined in 42 C.F.R.
Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3):

                  (a) criminal offenses relating to the delivery of an item or service under Medicare, Medicaid or any other State Health Care Program or any Federal Health Care Program;

                  (b) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

                  (c) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency;

                  (d) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (a) through (c) above; or

                  (e) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  Each Stockholder represents and warrants to Transferee as to himself or herself only as follows:

                  5.1 Securities Matters.

                  (a) Each Stockholder acknowledges that Transferee intends the offer and issuance of the Units to be exempt from registration under the Securities Act and applicable state securities laws by virtue of (i) the status of Contributor and the Stockholders as accredited investors and (ii) Regulation
D. Transferee will rely in part upon the representations and warranties made by Contributor and the Stockholders in making a determination that the offer and issuance of the Units qualify for exemption under Rule 506 of Regulation D as an offer and sale only to accredited investors.

                  (b) Contributor and each Stockholder is an Accredited
Investor.

                  (c) Each Stockholder will acquire the Units solely for his or her own account, and not with a view to or for sale in connection with any "distribution" thereof within the meaning of the Securities Act.

                  (d) Each Stockholder has sufficient knowledge and experience in financial, tax and business matters to enable them to evaluate the merits and risks of investment in the Units. Each Stockholder has the ability to bear the economic risk of acquiring the Units. The Stockholders acknowledge that (i) the transactions contemplated by this Agreement involve complex tax consequences for the Stockholders, and each Stockholder is relying solely on the advice of his or her own tax advisors in evaluating such consequences, (ii) Transferee has not made (or shall be deemed to have made) any representations or warranties as to the tax consequences of such transaction to any Stockholder, and (iii) any references in this Agreement to the intended tax effect of the Contribution and the other matters described herein shall not be deemed to imply any representation by Transferee as to a particular tax effect that may be obtained by any Stockholder. Each Stockholder remains solely responsible for all tax matters relating to such Stockholder.

                  (e) Each Stockholder has received and reviewed materials containing certain information regarding Transferee, the REIT and the IPO prior to executing this Agreement. Each Stockholder has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the Units and any other information any Stockholder has requested. Each Stockholder has had an opportunity to ask questions of and receive information and answers from Transferee concerning Transferee, the REIT and the Units and to assess and evaluate any information supplied to any Stockholder by Transferee.

                  (f) Each Stockholder acknowledges that the Units are not registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom. Each Stockholder agrees that he, she or it will not transfer all or any portion of the Units for at least one (1) year after the date of the Closing, and thereafter only if such transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws.


                                   ARTICLE VI
                     COVENANTS AND AGREEMENTS OF CONTRIBUTOR

                  Contributor hereby covenants and agrees with Transferee that prior to the date of the Closing:

                  6.1 Actions Affecting Assets. Contributor shall not permit either Partnership to sell, assign, pledge, transfer or encumber, or enter into any other material consent, commitment, understanding or other agreement, or incur any material obligation or liability (contingent or absolute) with respect to the Property or merge or consolidate with or into any other entity or enter into any agreements relating thereto without Transferee's prior consent; provided, that Excluded Assets may be distributed to partners of the Partnerships prior to the Closing.

                  6.2 Access to Property and Records. Upon reasonable notice and during regular business hours, Contributor shall give Transferee and Transferee's authorized representatives full access to each Partnership's personnel and all properties, documents, contracts, facilities, books, equipment and records of each Partnership.

                  6.3 Permits. Contributor shall cause each Partnership to maintain all Permits in full force and effect, and will file timely all reports, statements, renewal applications and other filings, and will pay timely all fees and charges in connection therewith that are required to keep the Permits in full force and effect.

                  6.4 Contracts. Contributor will not permit either Partnership to enter into any new Contracts with respect to the Property without Transferee's prior consent.

                  6.5 Insurance. Contributor shall cause each Partnership to maintain in full force and effect substantially the same public liability and casualty insurance coverage now in effect with respect to the Property.

                  6.6 Taxes and Assessments. Contributor shall cause each Partnership to pay or discharge before delinquent all tax liabilities and obligations, including without limitation those for federal, state or local income, property, unemployment, withholding, sales, transfer, stamp, documentary, use and other taxes.

                  6.7 Binding Commitments. Contributor shall not make nor permit either Partnership to make any commitments or representations to any applicable government authorities, any adjoining or surrounding property owners, any civic association, any utility or any other similar person or entity that would in any manner be binding upon Transferee or the

Property without Transferee's prior consent. Contributor shall not permit either Partnership to sell, assign, pledge, transfer or encumber, or enter into any other material consent, commitment, understanding or other agreement, or incur any material obligation or liability (contingent or absolute) with respect to the Property or merge or consolidate with or into any other entity or enter into any agreements relating thereto without Transferee's prior consent.

                  6.8 Compliance with Law. The operations of each Partnership have been and will be conducted in compliance with all applicable Laws, including, without limitation, all such laws regulations, orders and requirements promulgated by any Governmental Authority or relating to consumer protection, equal opportunity, health, health care industry regulation, third party reimbursement (including Medicare, Medicaid, and workers compensation), environmental protection, fire, zoning and building and occupational safety matters.

                  6.9. No Action. Contributor shall not take or permit to be taken any action that is taken with the intention to invalidate, void or make untrue, inaccurate or incomplete any representation or warranty provided under this Agreement. If any event occurs prior to the Closing which would cause any of Contributor's or the Stockholders' representations or warranties to become untrue, inaccurate or incomplete in any material respect, Contributor shall notify Transferee in writing as soon as practicable after Contributor learns of such occurrence.

                  6.10 Operation of Property. Contributor shall cause each Partnership to continue to operate and maintain the Property owned by it in the ordinary course of such Partnership's business and consistent with such Partnership's current practices, and to maintain the Property in its present order and condition, normal wear and tear excepted, and shall cause each Partnership to continue the normal operation of the Property, including, without limitation, the purchase and replacement of supplies and equipment, the maintenance of beneficial relations with tenants, suppliers and others having business dealings with the Partnerships and the continuation of the Partnerships' past practice with respect to maintenance and repairs so that, except for normal wear and tear, the Property shall be in substantially the same condition on the Closing Date as on the date hereof.

                  6.11 Capital Contribution.

                  (a) In the event that, at Closing, the aggregate amount of the Highgate Debt Service Reserve Fund and the Highgate Operating Reserve Fund is less than $1,115,000, Contributor shall make a capital contribution to the Paoli Partnership in the amount of the deficiency.

                  (b) In the event that, at Closing, the aggregate amount of the Woodbridge Debt Service Reserve Fund and the Woodbridge Operating Reserve Fund is less than $1,052,000, Contributor shall make a capital contribution to the Kimberton Partnership in the amount of the deficiency.

                  6.12 Termination of Employees. Prior to Closing, Contributor shall cause each Partnership to terminate all employees of such Partnership. Contributor hereby acknowledges that Transferee and, following the consummation of the Contribution, each such Partnership, shall have no obligation to employ any of the persons currently employed by such Partnership or employed by such Partnership prior to the Closing Date and all obligations to pay any welfare and other benefits, including without limitation, medical, dental, life insurance, post-retirement medical, dental and life insurance, accidental death and dismemberment insurance, disability (short-term and long-term), salary continuation, vacation, severance, dependent care assistance, tuition reimbursement, cafeteria plan (including spending accounts) and scholarship award benefits (collectively, "Welfare Benefits") to any such employee, shall be the obligation of Contributor. Contributor agrees that to the extent the United States Worker Adjustment and Retraining Notification Act ("WARN") applies to the Contribution or to the acquisition of all of the partnership interests in each Partnership by Transferee, Contributor shall have the obligation to comply with WARN and neither Transferee, nor following the consummation of the Transaction, either Partnership shall have any obligation or liability therefor.

                                   ARTICLE VII
                   CONDITIONS TO CONSUMMATION OF CONTRIBUTION

                  The obligation of Transferee to consummate the Contribution shall be subject to fulfillment (or waiver) at or prior to the date of the Closing of the following conditions:

                  7.1 Representations, Warranties and Covenants. The representations, warranties and covenants made by Contributor and the Stockholders in this Agreement or in any document delivered by Contributor pursuant to this Agreement shall be true and correct when made and on and as of the date of the Closing as though such representations, warranties and covenants were made on and as of such date.

                  7.2 No Material Adverse Change. There shall have been no material adverse change in the value or condition of the Property or either Partnership since the date hereof, except for changes contemplated by this Agreement and changes in the ordinary course of business which do not have a material adverse effect on the business or financial condition of the Contribution, either Partnership or the Property.

                  7.3 Title Insurance; Survey. Commonwealth Land Title Insurance Company shall have issued an ALTA owners title insurance policy effective as of the date of the Closing or an unconditional commitment therefor insuring the Paoli Partnership's interest in the Highgate Property in an amount not less than $2,300,000 and insuring the Kimberton Partnership's interest in the Woodbridge Property in an amount not less than $2,775,000, in each case with only those exceptions and containing such endorsements as are acceptable to Transferee in its sole and absolute discretion and otherwise acceptable to Transferee in Transferee's sole discretion; in addition thereto, Transferee shall have received a survey for the Real Property that is acceptable to Transferee in Transferee's sole discretion.

                  7.4 No Order or Injunction. The consummation of the Contribution shall not have been restrained, enjoined or prohibited by any order or injunction of any court or governmental authority of competent jurisdiction.

                  7.5 Consents. All consents listed on Schedule 4.2 and all other consents necessary for the execution and delivery of this Agreement by Contributor and the consummation of the Contribution by Contributor have been obtained.

                  7.6 Instruments of Conveyance. Contributor shall have executed and delivered the instruments evidencing conveyance of the Interests referred to in Section 8.1.

                  7.7 Leases.

                  (a) Transferee (or the Paoli Partnership) and Genesis or an affiliate or subsidiary thereof shall have entered into a lease with respect to the Paoli Facility;

                  (b) Transferee (or the Kimberton Partnership) and an affiliate or subsidiary of Senior LifeChoice II shall have entered into a lease with respect to the Woodbridge Facility (the "Woodbridge Lease") and Senior LifeChoice II shall have executed a guaranty of the Woodbridge Lease.

                  7.8 Occupancy. At least 85% of the units in the Highgate Facility shall be occupied as of the Closing Date and at least 70% of the units in the Woodbridge Facility shall be occupied as of the Closing Date.

                  7.9 Zoning Change. There shall be no pending or threatened zoning change without may affect the Property or any part thereof.

                  7.10 Other Transactions.

                  (a) Gregory M. Stevens or his designee shall have acquired the shares of stock of Michael S. Hartnett in Contributor and Transferee or its designee shall have acquired the limited partnership interests of Meyers Partnership, Tigh Investments, Tigh Investments II, Anne C. Searle, Kenneth R. Kuhnle, Harry J. Sniscak, Gregory M. Stevens, custodian for Julia A. Stevens and Gregory M. Stevens, custodian for Katherine M. Stevens in the Partnership (collectively, the "Highgate Limited Partners") pursuant to one or more acquisition agreements between Transferee and the Highgate Limited Partners (the "Highgate Limited Partner Agreements").

                  (b) Transferee or its designee shall have acquired the limited partnership interests of Meyers Partnership, Gregory M. Stevens and Vogenberg Family Limited Partnership (collectively, the "Woodbridge Limited Partners") pursuant to one or more acquisition agreements between Transferee and the Woodbridge Limited Partners (the "Woodbridge Limited Partner Agreements"; the Highgate Limited Partner Agreements and the Woodbridge Limited Partner Agreement collectively shall be known as the "Limited Partner Agreements").

                  7.11. Trustee/Bondholder Consent. Eaton Vance, as holder of certain of the bonds issued in connection with the Bond Debt, and, if required the Trustee under the Bond Debt and A.H. Williams, as holder of certain of the bonds (i) shall have consented to the Contribution and to the acquisition of all of the partnership interests in each Partnership by Transferee or its designee,
(ii) shall agree and consent to such matters, including, without limitation, any appropriate modifications to the documents and instruments evidencing or securing the Bond Debt (the "Bond Documents") and the prepayment of that portion of the Bond Debt evidenced by the Chester County Industrial Development Authority $250,000 Assisted Living Facility Revenue Bonds (Senior LifeChoice of Paoli, L.P.), Taxable Series 1994B, as shall have been requested by Transferee, which agreements and consents shall be on terms and conditions acceptable to Transferee in its sole discretion, (iii) shall have granted such waivers to provisions of the Bond Documents as shall have been requested by Transferee, which waivers shall be on terms and conditions acceptable to Transferee in its sole discretion, (iv) Eaton Vance, as holder of certain of the bonds issued in connection with the Bond Debt, and, if required the Trustee under the Bond Debt shall have agreed to accept a letter of credit in lieu of the Debt Service Reserve Fund and the Operating Reserve Fund, (v) shall have agreed to release to Contributor for distribution to the partners of the Paoli Partnership, all amounts held in all funds and reserves created and existing under the Bond Documents relating to the Highgate Property in excess of $1,115,000 and (vi) shall have agreed to release to Contributor for distribution to the partners of the Kimberton Partnership, all amounts held in all funds and reserves created and existing under the Bond Documents relating to the Woodbridge Property in excess of $1,052,000.

                  7.12 Stockholder Consent. All of the stockholders of Contributor shall have unanimously approved this Agreement and all of the transactions contemplated herein.

                  7.13 Payments. Senior LifeChoice II shall have paid the sum of $400,000 to the Kimberton Partnership.


                                  ARTICLE VIII

                           CONDITIONS TO CONSUMMATION
                          OF TRANSACTION BY CONTRIBUTOR

                  The obligation of Contributor to consummate the Contribution shall be subject to fulfillment (or waiver) at or prior to the date of the Closing of the following conditions:

                  8.1 Representations, Warranties and Covenants. The representations, warranties and covenants made by Transferee in this Agreement or in any document delivered by Transferee pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the date of the Closing as though such representations, warranties and covenants were made on and as of such date.

                  8.2 Consents. All consents necessary for the consummation of the Contribution by Transferee shall have been obtained.

                  8.3 IPO Closing. The IPO shall close simultaneously with the Contribution.

                  8.4 Simultaneous Closing. The Contribution shall close simultaneously with the closings under the Limited Partner Agreements.

                  8.5 Lease. Transferee (or the Kimberton Partnership) and an affiliate or subsidiary of Senior LifeChoice II shall have entered into the Woodbridge Lease.

                  8.6 Payment to Contributor.

                           (a) Contributor shall have received a payment for
distribution to all of the partners of the Paoli Partnership in an amount at least equal to all amounts held in all funds and reserves created and existing under the Bond Documents relating to the Highgate Property in excess of $1,115,000.

                           (b) Contributor shall have received a payment for
distribution to all of the partners of the Kimberton Partnership in an amount at least equal to all amounts held in all funds and reserves created and existing under the Bond Documents relating to the Woodbridge Property in excess of $1,052,000.


                                   ARTICLE IX
                                   THE CLOSING

                  Subject to the terms and conditions of this Agreement, the Closing shall take place promptly after satisfaction or waiver of the conditions set forth in Article VII hereof.

                  9.1 Closing Deliveries by Contributors. At Closing, Contributor shall deliver the following:

                           (a) a written document of conveyance contributing to
                  Transferee title to the Interests, free and clear of any adverse claim or interest;

                           (b) such documents and certificates as Transferee may
                  require to establish the authority of the parties executing any documents in connection with the Contribution including, in the case of any Contributor that is a corporation, partnership, limited liability company or other similar entity (other than a trust or estate), an opinion of counsel, reasonably satisfactory to Transferee, as to the due execution and delivery of such documents;

                           (c) such consents as are contemplated by Section 7.5
                  hereof, Section 7.11 hereof and Section 7.12 hereof;

                           (d) a certificate duly executed by Contributor under
                  penalty of perjury setting forth Contributor's address and federal tax identification number and certifying that Contributor is not a "foreign person" in accordance with the provisions of Section 1445 (as may be amended prior to the date hereof) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder; and

                           (e) such other documents and instruments as
                  Transferee and Contributor agree are necessary or appropriate.

                  9.2 Closing Deliveries by Transferee. At Closing, Transferee shall deliver or cause to be delivered the following:

                           (a) the Units referred to in Article II hereof;

                           (b) copies of the executed Registration Rights
                  Agreement and Operating Partnership Agreement;

                           (c) the Cash Consideration; and

                           (d) such other documents and instruments as
                  Contributor and Transferee agree are necessary or appropriate.

                  9.3 Closing Costs. Transferee agrees to pay all costs associated with the closing of the acquisition of the Interests by Transferee, including (i) survey costs, (ii) costs of obtaining title insurance policies for the benefit of Transferee, and (iii) except as provided below, all other fees imposed on or in connection with the Contribution, provided, however, to the extent any instruments are required to be recorded in connection with the Contribution, Contributor, on one hand, and Transferee, on the other hand, shall each pay one-half (1/2) of all costs, transfer and recordation taxes and fees associated with the recordation. Each party shall pay its own legal fees.

                                    ARTICLE X
                               REMEDIES ON DEFAULT

                  10.1 Contributor's Remedies. Except for any breaches waived in writing by Contributor, if Transferee fails to consummate the Contribution when required to do so pursuant to the provisions hereof, then Contributor shall be entitled to terminate this Agreement as the exclusive and sole right and remedy of Contributor (except as provided in this sentence), whereupon this Agreement shall terminate and neither party hereto shall have any further obligations to the other party hereto, provided, however that in such event, Transferee shall reimburse Contributor for all reasonable costs incurred by Contributor in connection with the Contribution, provided that the amount to be reimbursed by Transferee shall not exceed Twenty-Five Thousand Dollars ($ 25,000).

                  10.2 Transferee's Remedies. Except for any breaches waived in writing by Transferee, if Contributor has breached any of its covenants or obligations under this Agreement or shall have failed, refused or are unable to consummate the Contribution by the date of the Closing when and as required to do so hereunder, then Transferee shall have the right to bring an action at law or in equity seeking the specific performance of the obligations of Contributor hereunder and in addition thereto or in lieu thereof, Transferee may avail itself of any other remedies available at law or in equity on account of such breach, provided, however, except in the case of a willful failure or refusal of Contributor to consummate the Contribution by the date of the Closing or the inability of Contributor to consummate the Contribution by the date of the Closing by virtue of an intentional act of Contributor, the amount of money damages that Transferor may recover from Contributor shall not exceed Twenty-Five Thousand Dollars ($25,000).

                                   ARTICLE XI
                                 INDEMNIFICATION

                  11.1 Indemnification by Contributor. Contributor hereby indemnifies and agrees to defend and hold harmless Transferee, and its officers, directors, employees, agents and successors and assigns and its general partner and any officers, directors, employees, agents and successors and assigns of such general partners ("Transferee Indemnitees"), from and against any and all demands, claims, actions or causes of action, assessments, expenses, costs, damages, losses and liabilities (including attorneys' fees and other charges) which may at any time be asserted against or suffered by any Transferee Indemnitee, the Property, or any part thereof, whether before or after date of the Closing, as a result of, on account of or arising from (a) subject to
Section 10.2 above, the failure of Contributor to perform any of his, her or its obligations hereunder or, to the extent provided in Section 13.1, the breach by Contributor or the Stockholders of any of his, her or its representations and warranties hereunder, (b) events, contractual obligations, acts or omissions of Contributor or either Partnership that occurred in connection with the ownership or operation of the Property prior to the Closing, (c) damage to property or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the operation of the Property at any time or times prior to the Closing, (d) any obligation, claim, suit, liability, contract, agreement, debt or encumbrance created, arising or accruing prior to the date of the Closing, regardless of when asserted, relating to the Property or its operation, including, without limitation, any and all liabilities for federal or state income taxes or other taxes, which shall not have been set forth or specifically described in this Agreement or the Schedules and the Exhibits hereto, (e) any claims made by any person employed by either Partnership for Welfare Benefits or otherwise in connection with such person's employment by such Partnership or the termination of said employment or (f) any claims relating to WARN to the extent applicable to the Contribution or the acquisition of all of the partnership interests in each Partnership by Transferee. The obligations of Contributor under this Section 11.1 shall survive the Closing.

                  11.2 Indemnification by Transferee. Transferee hereby indemnifies and agrees to defend and hold harmless Contributor, and its respective successors and assigns ("Contributor Indemnitees"), from and against any and all demands, claims, actions or causes of action, assessments, expenses, costs, damages, losses and liabilities (including attorneys' fees and other charges) which may at any time be asserted against or suffered by any Contributor Indemnitee, the Property, or any part thereof, whether before or after the date of the Closing, as a result of, on account of or arising from (a) subject to Section 10.1 above, the failure of Transferee to perform any of its obligations hereunder or, to the extent provided in Section 13.1, the breach by Transferee of any of its representations and warranties made herein, (b) events, contractual obligations, acts or omissions of Transferee that occurred in connection with the ownership or operation of the Property prior to the Closing or (c) damage to property or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the operation of the Property at any time or times prior to the Closing. The obligations of Transferee under this Section 11.2 shall survive the Closing.

                                   ARTICLE XII
                               FEASIBILITY PERIOD

                  12.1 From the date of this Agreement until the Feasibility Period Expiration Date (as defined below) ("Feasibility Period"), and if Transferee elects to proceed to Closing, through the Closing Date, Transferee, at its sole cost and expense, shall have a right to conduct such feasibility studies of the Property, including, without limitation, architectural, engineering, environmental, soil boring, development and economic feasibility studies (collectively, "Feasibility Studies") as Transferee deems necessary. Contributor shall cooperate fully with Transferee and its agents (which term for all purposes of this Agreement shall be deemed to include third party consultants and contractors) in permitting reasonable access to the Property to conduct the Feasibility Studies. Such access may be either during normal business hours or after normal business hours after the giving of reasonable advance notice to Contributor and subject to the rights of tenants. Transferee shall give Contributor at least two (2) Business Days advance notice of any invasive test and shall perform any such test in strict accordance with best industry procedures and in such a manner as to minimize any interference with Contributor or Contributor's tenants. Transferee shall reasonably restore the Property to its condition prior to any such Feasibility Studies and shall indemnify and defend Contributor from any and all (x) physical damage to the Property, (y) damage to persons or property of third persons, and (z) amounts payable to third party contractors as a result of the Feasibility Studies which may directly arise as a result of the performance of Feasibility Studies by Transferee (not as a result of the information determined). Contributor shall provide Transferee and its agents, from time to time during business hours, with access to and copies upon request of all documents that relate to the ownership, management, maintenance, repair or operation or the purchase of the Property in the possession or control of Contributor and have not been previously delivered to Transferee (the "Documents").

                  12.2 If in Transferee's sole and absolute discretion (i) Transferee is not satisfied for any reason whatsoever with any of the results of the Feasibility Studies, the review of the Title Commitment and/or the Survey, then Transferee shall have the right to terminate this

Agreement by giving written notice to Contributor in the manner set forth in
Section 13.2, on or before the Feasibility Period Expiration Date.

                  12.3 In the event that this Agreement is terminated pursuant to Section 12.2 above, Contributor and Transferee shall be relieved from all further obligation or liability hereunder.

                  12.4 For the purposes of this Agreement, the "Feasibility Period Expiration Date" shall be 5:00 p.m. EDT on the thirtieth (30th) day after full execution by Contributor and Transferee of this Agreement. In the event that the Feasibility Period Expiration Date falls on a weekend or a nationally recognized holiday, the Feasibility Period Expiration Date shall be deemed to be the next business day thereafter.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

                  13.1 Survival of Liability with Respect to Representations and Warranties. (a) It is the express intention and agreement of the parties that
(i) the representations and warranties of Contributor set forth in Section 4.1 through Section 4.12, Section 4.13, Section 4.14, Section 4.16 through Section 4.19, Section 4.21, Section 4.22 and Section 4.24 of this Agreement and the representations and warranties of Transferee set forth in Article III of this Agreement shall survive the consummation of the Contribution for a period of one
(1) year from the date of the Closing; and (ii) the representations and warranties of Contributor set forth in Section 4.20 of this Agreement shall survive the consummation of the Contribution for a period of three (3) years from the date of the Closing. Such representations and warranties shall expire and be terminated and extinguished forever at the expiration of the applicable period. In addition thereto, the representations and warranties of Contributor set forth in Section 4.15, Section 4.23, Section 4.25 and Section 4.26 of this Agreement and the representations and warranties of the Stockholders set forth in Article V of this Agreement shall survive the consummation of the Contribution and shall not terminate. Any written notice given within such period setting forth a claim must set forth the nature and details of the claim with specificity.

                  (b) Any liability of Contributor to Transferee pursuant to this Section 13.1 shall not exceed twenty percent (20%) of the value of the Units received by Contributor pursuant to this Agreement; provided, however, that such limitation shall not apply to a breach by Contributor of the representations and warranties made by Contributor in Section 4.23 hereof.

                  13.2 Notices. All notices, demands, requests or other communications which may be or are required to be given or made by either Contributor or Transferee to the other pursuant to this Agreement shall be in writing and shall be hand delivered or transmitted by certified mail, express overnight mail or delivery service, telegram, telex or facsimile transmission to the parties at the following addresses:

         If to Contributor: Senior LifeChoice Corp.
                            2393 Kimberton Road
                            Suite 200
                            Kimberton, Pennsylvania 19442
                            Attention: Gregory M. Stevens


         If to Transferee:  Eldertrust Operating Limited Partnership
                            c/o ElderTrust Realty Group, Inc., General Partner 415 McFarlan Road
                            Suite 202
                            Kennett Square, Pennsylvania  19348
                            Attention:  Edward B. Romanov, Jr.
                            President and Chief Executive Officer
                            Telecopier: (610) 925-0815

or such other address as the addressee may indicate by written notice to the other party.

                  Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                  13.3 Governing Law. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed under the laws of the Commonwealth of Pennsylvania (but not including the choice of law rules thereof).

                  13.4 Benefit and Assignment. No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Contributor (if the assignor is Transferee) or Transferee (if the assignor is Contributor), which consent shall not be unreasonably withheld, and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect, except that (i) Transferee may assign this Agreement and its rights hereunder, to a corporation, partnership, limited liability or other entity of which the entire ownership interest is owned directly or indirectly by Transferee without the consent of Contributor; no such assignment shall relieve Transferee of its obligations hereunder and
(ii) Transferee may designate one or more entities to acquire a portion of the Interest.

                  This Agreement shall be binding upon and shall inure to the benefit to the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

                  13.5 Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  13.6 Entire Agreement; Amendment. This Agreement and the Exhibits and Schedules attached hereto (each of which shall be deemed incorporated herein and made a part hereof) contain the final and entire agreement between the parties hereto with respect to the Contribution and are intended to be an integration of all prior negotiations and understandings. Contributor and Transferee shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained or referred to herein or therein. No amendment, change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

                  13.7 No Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

                  13.8 Power of Attorney. By executing this Agreement below or pursuant to a Consent Form, Contributor and each Stockholder is constituting and appointing each of Edward B. Romanov, Jr. and D. Lee McCreary, Jr., individually, with full power of substitution, the true and lawful attorney-in-fact (the "Attorney") of Contributor and each Stockholder, with full power and authority in the name of and for and on behalf of Contributor and each Stockholder, to execute an instrument of conveyance contributing his, her or its Interest to Transferee pursuant to the terms set forth in this Agreement, to execute the Operating Partnership Agreement and the Registration Rights Agreement and to execute any other instruments that Transferee reasonably deems necessary or appropriate in connection with the contribution of the Interest pursuant to this Agreement.

                  13.9 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                  13.10 [INTENTIONALLY DELETED]

                  13.11 Confidentiality. Transferee and Contributor agree not to make any public announcement about the Contribution without the prior written consent of the other party. Notwithstanding the foregoing, the Contribution, the terms and conditions of this Agreement may be described in any registration statement or other document filed by the REIT with the United States Securities and Exchange Commission (the "SEC") and a copy of this Agreement may be filed with the SEC.


                                   ARTICLE XIV
                               CERTAIN DEFINITIONS


                  For the purposes of this Agreement, the following terms shall have the following meanings:

                  "Claims" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

                  "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release or disposal of Hazardous Materials. noise control, or the protection of human health or safety, natural resources or the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (together with all rules and regulations promulgated thereunder), as amended, supplemented, or modified from time to time.

                  "ERISA Affiliate" means any trade or business under common control (as it is defined in Section 414(b) or Section 414(c) of the Internal Revenue Code of 1986, as amended, or Section 4001(b)(1) of ERISA) with either Partnership.

                  "Governmental Authority" means any nation, government, state, municipality or any political subdivision of any nation, government, state or municipality, including any court or other entity exercising executive, legislative, regulatory, judicial or administrative functions of or pertaining to, government.

                  "Hazardous Materials" means any wastes, substances, radiation or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on the Real Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Real Property or to adjacent properties; (iv) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, lead-based pains, urea-formaldehyde foam insulation and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (v) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

                  "Laws" means all foreign, federal, state and local statutes, laws ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, common law rulings, awards, (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

                  "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as it is defined in ERISA and
(a) that was or is established or maintained by either Partnership or any ERISA Affiliate; (b) under which either Partnership or any ERISA Affiliate has contributed or has been obligated to contribute or to fund or provide benefits, or under which either Partnership or any ERISA Affiliate has any liability; or
(c) that provides or promises benefits to any person who performs or has performed services for either Partnership or any ERISA Affiliate who, because of such services, is or was a participant therein or entitled to benefits thereunder.

                  "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or release of Hazardous Materials from any source (including, without limitation, the Real Property and property adjacent to the Real Property) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems at, on, from, above or under the Real Property.

                  IN WITNESS WHEREOF, Contributor and Transferee have caused this Agreement to be duly executed and delivered on its behalf and each of the Stockholders has executed a separate Consent Form agreeing to be bound by the terms of this Agreement as of the date first above written.

                                   TRANSFEREE:

                                   ELDERTRUST OPERATING LIMITED
                                   PARTNERSHIP

                                   By: ElderTrust Realty Group, Inc.

                                       By: /s/ Edward B. Romanov, Jr.
                                           ------------------------------
                                           Name:  Edward B. Romanov, Jr.
                                           Title:  President and Chief
                                                   Executive Officer


                                  CONTRIBUTOR:

                                  SENIOR LIFECHOICE CORP.


                                  By:  _________________________________
                                       Name:____________________________
                                       Title:_____________________________

[COUNTERPART SIGNATURE PAGE OF SENIOR LIFECHOICE CORP. TO PLAN OF ASSET TRANSFER AND CONTRIBUTION AGREEMENT MADE AND ENTERED INTO AS OF SEPTEMBER 25, 1997 BY AND BETWEEN ELDERTRUST OPERATING LIMITED PARTNERSHIP AND SENIOR LIFECHOICE CORP.]



         IN WITNESS WHEREOF, the undersigned has executed this Consent Form as of the date indicated below.

                  SENIOR LIFECHOICE CORPORATION

                  Dated:   9/30/97



                  By:      /s/ Gregory M. Stevens
                           ------------------------------
                           Gregory M. Stevens
                           President



STATE OF PENNA    )
                  :  SS.
COUNTY OF CHESTER )

                  On the 30th day of September 1997, before me personally came Gregory M. Stevens, to me known, who being by me duly sworn, did depose and say that he resides at _________________________________________, that he is
President of Senior LifeChoice Corporation, a Pennsylvania corporation, which executed the foregoing instrument, and that he signed his name thereto on behalf of said corporation by order of the board of directors of said corporation, and as the act and deed of said of corporation for the uses and purposes of therein mentioned.



                                                  /s/ Carolyn M. Thomas
                                                  ----------------------------
                                                        Notary Public